UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2009

C.E. ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-147199	98-0528416
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

601Union Street, Two Union Square, 42nd Floor, Seattle, WA		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 206 652 3382

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On March 25, 2009, Alexander Hornostai resigned as president, secretary, chief financial officer and treasurer of our company.

On March 25, 2009, Wayne Gruden was appointed as a director of our company and was also appointed president, secretary and treasurer of our company.

Mr. Gruden brings over twenty-five years experience investing in capital markets with a strong emphasis on strategic investments. After ten years with Syncrude Canada Mr.Gruden expanded his investment in property developments in Canada and added large stakes in real estate holdings in Antigua and Mexico. Mr Gruden aided in raising capital for various ventures and public companies for 15 years totaling in the tens of millions USD. Along with developing properties he owns and operates successful beachfront restaurants in Antigua. In 2006 became a naturalized citizen of Antigua and Barbuda.

On March 26, 2009, Alexander Hornostai and Dmitry Ruzhytskiy resigned as directors of our company

Our board of directors now consists of Wayne Gruden.

There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.E. ENTERTAINMENT, INC.

/s/ Wayne Gruden
Wayne Gruden
President

Date April 14, 2009